TheRoyceFunds

Value Investing In Small Companies For More Than 30 Years	PLEASE CAST YOUR VOTE TODAY

ADJOURNMENT NOTICE

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN
ROYCE MICRO-CAP FUND
ROYCE HERITAGE FUND
1414 Avenue of the Americas
New York, NY 10019

Dear Shareholder,

Your Royce Fund did not reach the necessary quorum to conduct the Special Meeting of Shareholders that was scheduled for April 9, 2007. The meeting was adjourned until May 2, 2007 because not enough votes had been cast by shareholders. The law requires that over 50% of the shares outstanding must vote to hold the meeting.

Often shareholders do not vote their shares because they think that their vote will not make a difference in the outcome of the voting. Nothing could be further from the truth in this situation. In fact, on average each account in your fund holds less than 500 shares, making each and every shareholder's vote vital in reaching a quorum and thus allowing us to hold the meeting.

Because of the low shareholder response at the originally scheduled meeting, we adjourned the Special Meeting of Shareholders until May 2, 2007 in order to provide shareholders with additional time to vote their shares.

EVERY VOTE COUNTS!

WE URGE YOU TO VOTE YOUR PROXY NOW.

Another copy of your ballot(s) has been enclosed with this letter for your convenience. Should you have any questions regarding this information, please call the toll-free number 1-800-332-6179 ext. 112.

Because of how you hold your shares, we are unable to call you directly for your vote, so we urge you to take action, either through any one of the 3 easy-to-vote methods listed on the enclosed proxy card or calling 1-332-6179 ext. 112.

Thank you for your assistance.

Charles M. Royce
President

OBO

TheRoyceFunds

Value Investing In Small Companies For More Than 30 Years	PLEASE CAST YOUR VOTE TODAY

ADJOURNMENT NOTICE

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN
ROYCE MICRO-CAP FUND
ROYCE HERITAGE FUND
1414 Avenue of the Americas
New York, NY 10019

Dear Shareholder,

Your Royce Fund did not reach the necessary quorum to conduct the Special Meeting of Shareholders that was scheduled for April 9, 2007. The meeting was adjourned until May 2, 2007 because not enough votes had been cast by shareholders. The law requires that over 50% of the shares outstanding must vote to hold the meeting.

Often shareholders do not vote their shares because they think that their vote will not make a difference in the outcome of the voting. Nothing could be further from the truth in this situation. In fact, on average each account in your fund holds less than 500 shares, making each and every shareholder's vote vital in reaching a quorum and thus allowing us to hold the meeting.

Because of the low shareholder response at the originally scheduled meeting, we adjourned the Special Meeting of Shareholders until May 2, 2007 in order to provide shareholders with additional time to vote their shares.

EVERY VOTE COUNTS!

WE URGE YOU TO VOTE YOUR PROXY NOW.

Another copy of your ballot(s) has been enclosed with this letter for your convenience. Should you have any questions regarding this information, please call the toll-free number 1-800-332-6179.

Thank you for your assistance.

Charles M. Royce
President

NOBO/REG